Filed Pursuant to Rule 424(b)(3)

Registration No. 333-269409

PROSPECTUS

Addentax Group Corp.

197,227,433 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named in this prospectus from time to time of up to 197,227,433 shares of our common stock, par value $0.001 per share. These 197,227,433 shares of our common stock consist of:

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Up to 164,373,089 shares of common stock (the “PIPE Stocks”), consisting of (i) 82,186,544 shares of common stock issuable upon the conversion of our senior secured convertible notes (the “Notes”) issued to the selling stockholders pursuant to the securities purchase agreement, dated as of January 4, 2023, by and between us and the selling stockholders (the “PIPE Securities Purchase Agreement”), and (ii) 82,186,544 additional shares of common stock that we are required to register pursuant to a registration rights agreement between us and certain selling stockholders obligating us to register 200% of the maximum number of shares of common stock issuable upon conversion of the Notes;

●

Up to 32,154,344 shares of common stock (the “PIPE Warrant Stocks”), consisting of (i) 16,077,172 shares of our common stock issued or issuable upon the exercise of warrants (the “PIPE Warrants”) that were issued pursuant to the PIPE Securities Purchase Agreement, and (ii) 16,077,172 additional shares of common stock that we are required to register pursuant to a registration rights agreement between us and certain selling stockholders obligating us to register 200% of the maximum number of shares of common stock issuable upon exercise of the PIPE Warrant Stocks; and

●	Up to 700,000 shares of common stock (the “Placement Agent Warrant Stocks”) issued or issuable upon the exercise of placement agent warrants (the “Placement Agent Warrants”) that were issued to the placement agent pursuant to the PIPE placement agency agreement (the “PIPE Placement Agency Agreement”), dated as of January 4, 2023.

Among other things, (i) the PIPE Warrant is exercisable for $1.25 per common stock and has a term of 5 years from the issuance date and (ii) the and Placement Agent Warrant is exercisable for $1.25 per common stock and has a term of 5 years from the issuance date. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the common stocks underlying the PIPE Warrants and the Placement Agent Warrants to the respective holder, the holder may, in their respective sole discretion, elect to exercise the PIPE Warrants and the Placement Agent Warrants through a cashless exercise, in which case the respective holder would receive upon such exercise the net number of common stocks determined according to the respective formula set forth in the PIPE Warrant and the Placement Agent Warrant, as applicable. If the Company does not issue the common stocks in a timely fashion, the PIPE Warrants and Placement Agent Warrants Warrant each contain certain damages provisions. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of the Company’s common stocks outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election. The exercise price of the Warrants is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, reclassifications or similar events affecting our common stocks and also upon any distributions of assets, including cash, stock or other property to our stockholders. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the PIPE Warrants and the Placement Agent Warrants with the same effect as if such successor entity had been named in the PIPE Warrants and the Placement Agent Warrants itself.

We are not selling any shares of our common stock in this offering and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders will receive all of the proceeds from any sales of the shares of our common stock offered hereby. However, we will receive proceeds from the exercise of the PIPE Warrants and Placement Agent Warrants, if such securities are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. We will also incur expenses in connection with the registration of the shares of our common stock offered hereby

Our registration of the common stocks covered by this prospectus does not mean that the selling stockholders will offer or sell any of such common stocks. The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the common stocks covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

Any common stocks subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the common stocks in this offering. We will bear all costs, expenses and fees in connection with the registration of the common stocks. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of our common stocks.

Our common stocks is traded on The Nasdaq Capital Market under the symbol “ATXG.” On March 17, 2023, the reported sales price of our common stocks on The Nasdaq Capital Market was $1.02 per share.

Throughout this prospectus, unless the context requires otherwise, all references to “Addentax” refer to Addentax Group Corp., a holding company and references to “we,” “us,” “our,” the “Registrant,” the “Company” or “our company” are to Addentax and/or its consolidated subsidiaries.

Our shares of common stock resold in this prospectus are shares of Addentax, our Nevada holding company, which has no material operations of its own and conducts substantially all of its operations through the operating companies established in the People’s Republic of China, or the PRC, primarily Shenzhen Qianhai Yingxi Industrial Chain Service Co., Ltd. (“YX”), our wholly owned subsidiary and its subsidiaries. We are not a Chinese operating company. We are a holding company and do not directly own any substantive business operations in the China and Hong Kong. This is a resale of common stock of our Nevada holding company, instead of shares of our operating companies in China. Therefore, investors will not directly hold any equity interests in our Chinese operating companies. Our holding company structure involves unique risks to investors. Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or the value of our common stock, including that it could cause the value of such securities to significantly decline or become worthless.

Additionally, as we conduct substantially all of our operations through the operating companies established in the PRC, we are subject to certain legal and operational risks associated with our business operations in China and Hong Kong. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and we face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business. Therefore, these risks associated being based in or having substantially all of our operations through the operating companies established in China and Hong Kong could cause the value of our securities to significantly decline or be worthless. Furthermore, these risks may result in a material change in our business operations or a complete hinderance of our ability to offer or continue to offer our securities to investors.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As at the date of this prospectus, the business of our subsidiaries in the PRC and Hong Kong until now are not subject to cybersecurity review with the Cyberspace Administration of China, or CAC, given that: (i) our products and services are offered not directly to individual users but through our institutional customers; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. In addition, as at the date of this prospectus , we (including our Hong Kong subsidiary) are not subject to merger control review by China’s anti-monopoly enforcement agency due to the level of our revenues which provided from us and audited by our auditor BF Borgers CPA PC, and the fact that we currently do not expect to propose or implement any acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB400 million. Currently, these statements and regulatory actions have had no impact on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange. As of the date of this prospectus, no effective laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for our overseas listing, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange. Any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and/or the value of the securities we are registering for sale and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of our Shares to significantly decline or be worthless. See “Risk Factors - General Risks Associated with Business Operations in China” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC for risks associated with business operations in jurisdictions where our operating subsidiaries operate, and “Risk Factors - Risks Related to This Offering and our Common Stock” for risks associated with this offering in this registration statement.

As a holding company, our ability to pay dividends to our stockholders and to service any debt we may incur may depend upon dividends paid by our PRC Subsidiaries. Current PRC regulations permit our PRC Subsidiaries to pay dividends to us through Yingxi Industrial Chain Investment Co., Ltd. (“Yingxi HK”), our intermediate holding subsidiary in Hong Kong, only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC Subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. As of the date hereof, we have had no transactions that involved the transfer of cash or assets throughout our corporate structure. The PRC Subsidiaries have not transferred cash or other assets to Addentax, including by way of dividends. However, to the extent cash in the business is in the PRC/Hong Kong or is in our PRC or Hong Kong subsidiaries, there can be no assurance that the PRC government will not intervene or impose restrictions or limitations on the ability of Addentax or Addentax’s subsidiaries to transfer cash. As a result, such funds may not be available to fund operations or for other use outside of the PRC or Hong Kong. Addentax does not currently plan or anticipate transferring cash or other assets from our operations in China to any non-Chinese entity. We intend to retain most, if not all, of available funds and any future earnings after this offering to the development and growth of our business in China. As of the date hereof, no transfers, dividends, or distributions have been made to our investors. Further, our management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our departments and the operating entities. Each department or operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of our Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred nor a written policy that addresses how we will handle any limitations on cash transfers due to PRC law. For a detailed description of how cash is transferred through our corporate structure, see “Prospectus Summary - Transfers of Cash to and from our Subsidiaries.”

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), the Public Company Accounting Oversight Board (United States) (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, BF Borgers CPA PC, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determinations. BF Borgers CPA PC is registered with the PCAOB and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess BF Borgers CPA PC’s compliance with applicable professional standards. BF Borgers CPA PC has been inspected by the PCAOB on a regular basis, with the last inspection in November and December of 2021. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before your securities may be prohibited from trading or delisted. The delisting or the cessation of trading of our Common Stocks, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Protocol”) with the CSRC and the Ministry of Finance (“MOF”) of the People’s Republic of China, which governs inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol released by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. On December 15, 2022, the PCAOB secures complete access to inspect, investigate audit firms based in mainland China and Hong Kong. It is possible when the PCAOB may reassess its determinations in the future, and it could determine that it is still unable to inspect or investigate completely registered public accounting firms in mainland China and Hong Kong. The Holding Foreign Companies Accountable Act and related regulations currently previously did not affect the Company as the Company’s auditor is subject to PCAOB’s inspections and investigations. See “Risk Factors - General Risks Associated with Business Operations in China - Our independent registered public accounting firm’s audit documentation related to their audit reports included in this prospectus include audit documentation located in the PRC. Our Common Stocks may be delisted or prohibited from being traded over-the-counter under the HFCAA if the PCAOB is unable to inspect our audit documentation located in mainland China and, as such, you may be deprived of the benefits of such inspection which could result in limitations or restrictions to our access to the U.S. capital markets. The delisting or the cessation of trading of our Common Stocks, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment” in this registration statement.

We are an “emerging growth company”, as that term is used in the Jumpstart Our Business Startups Act of 2012, and will be subject to reduced public company reporting requirements.

Investment in our common stocks involves a high degree of risk. See “Risk Factors” beginning on page 11, in our periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stocks..

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this registration statement. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 21, 2023

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the common stocks covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stocks are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 11 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

The market data and certain other statistical information used throughout this prospectus is based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosure contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors. Some market and other data included herein, as well as the data of competitors as they relate to Addentax Group Corp., is also based on our good faith estimates.

Unless the context otherwise requires, all references in this prospectus to:

●	“Addentax” refer to Addentax Group Corp.;
●	“We,” “us,” “our,” the “Registrant”, the “Company,” or “our company” refer to Addentax and/or its consolidated subsidiaries;
●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission;
●	“Securities Act” refers to the Securities Act of 1933, as amended;
●	“China,” “Chinese” or the “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Macau and Taiwan;
●	“Hong Kong” refers to refers to the Hong Kong Special Administrative Region of the People’s Republic of China;
●	all references to “RMB” or “Chinese Yuan” is to the legal currency of the People’s Republic of China; and
●	all references to “U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States;

The Company’s reporting currency is the U.S. dollar. The functional currency of the parent company is the U.S. dollar and the functional currency of the Company’s operating subsidiaries is the Chinese Renminbi (“RMB”).

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, especially the risks of investing in our securities as discussed under “Risk Factors” and the financial statements and notes thereto herein. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

Overview

Our Business

We (Addentax Group Corp.) are a Nevada holding company with no material operations of our own. We conduct substantially all of our operations through our operating companies established in the PRC, primarily Shenzhen Qianhai Yingxi Industrial Chain Service Co., Ltd. (“YX”), our wholly owned subsidiary and its subsidiaries. We are not a Chinese operating company. We are a holding company and do not directly own any substantive business operations in China and Hong Kong. This is an offering of common stock of our Nevada holding company, instead of shares of our operating companies in China. Therefore, you will not directly hold any equity interests in our operating companies. Our holding company structure involves unique risks to investors. Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or the value of our common stock, including that it could cause the value of such securities to significantly decline or become worthless. We classify our businesses into four segments: garment manufacturing, logistics services, property management and subleasing, and epidemic prevention supplies.

Unless the context otherwise requires, all references in this prospectus to “Addentax” refer to Addentax Group Corp., a holding company, and references to “we,” “us,” “our,” the “Registrant”, the “Company,” or “our company” refer to Addentax and/or its consolidated subsidiaries. Addentax Group Corp., our Nevada holding company, is the entity in which investors are purchasing their interest from this offering.

Our subsidiaries include (i) Yingxi Industrial Chain Group Co., Ltd., a Republic of Seychelles company; (ii) Yingxi Industrial Chain Investment Co., Ltd., a Hong Kong company (“Yingxi HK”); (iii) Qianhai Yingxi Textile & Garments Co., Ltd., a PRC company; (iv) Shenzhen Qianhai Yingxi Industrial Chain Services Co., Ltd, a PRC company (“YX”), (v) Dongguan Heng Sheng Wei Garments Co., Ltd, a PRC company (“HSW”), (vi) Dongguan Yushang Clothing Co., Ltd, a PRC company (“YS”), (vii) Shantou Yi Bai Yi Garment Co., Ltd, a PRC company (“YBY”), (viii) Shantou Chenghai Dai Tou Garments Co., Ltd, a PRC company (“DT”); (ix) Shenzhen Xin Kuai Jie Transportation Co., Ltd, a PRC company (“XKJ”), (x) Shenzhen Hua Peng Fa Logistic Co., Ltd, a PRC company (“HPF”), (xi) Shenzhen Yingxi Peng Fa Logistic Co., Ltd., a PRC company (“PF”), (xii) Shenzhen Yingxi Tongda Logistic Co., Ltd, a PRC company (“TD”) and (xiii) Dongguan Yingxi Daying Commercial Co., Ltd., a PRC company (“DY”).

“PRC Subsidiaries” refer to, collectively, (i) Qianhai Yingxi Textile & Garments Co., Ltd.; (ii) Shenzhen Qianhai Yingxi Industrial Chain Services Co., Ltd (“YX”), (iii) Dongguan Heng Sheng Wei Garments Co., Ltd (“HSW”), (iv) Dongguan Yushang Clothing Co., Ltd (“YS”); (v) Shantou Yi Bai Yi Garment Co., Ltd (“YBY”); (vi) Shantou Chenghai Dai Tou Garments Co., Ltd (“DT”); (vii) Shenzhen Xin Kuai Jie Transportation Co., Ltd (“XKJ”); (viii) Shenzhen Hua Peng Fa Logistic Co., Ltd (“HPF”); (ix) Shenzhen Yingxi Peng Fa Logistic Co., Ltd (“PF”).; (x) Shenzhen Yingxi Tongda Logistic Co., Ltd (“TD”); and (xi) Dongguan Yingxi Daying Commercial Co., Ltd (“DY”). In 2020, the Company disposed DT and HFP to a third party respectively.

“WFOE” refers to Qianhai Yingxi Textile & Garments Co., Ltd, a wholly foreign owned enterprise in China, which is indirectly wholly owned by Addentax Group Corp.

Our garment manufacturing business consists of sales made principally to wholesaler located in the PRC. We have our own manufacturing facilities, with sufficient production capacity and skilled workers on production lines to ensure that we meet our high quality control standards and timely meet the delivery requirements for our customers. We conduct our garment manufacturing operations through four wholly owned subsidiaries, namely Dongguan Heng Sheng Wei Garments Co., Ltd (“HSW”), Dongguan Yushang Clothing Co., Ltd (“YS”), Shantou Yi Bai Yi Garment Co., Ltd (“YBY”), and Shantou Chenghai Dai Tou Garments Co., Ltd (“DT”), which are located in the Guangdong province, China. In October 2020, the Company disposed of DT to a third party at fair value, which was also its carrying value as of September 30, 2020.

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Our logistics business consists of delivery and courier services covering 79 cities in seven provinces and two municipalities in China. Although we have our own motor vehicles and drivers, we currently outsource some of the business to our contractors. We believe outsourcing allows us to maximize our capacity and maintain flexibility while reducing capital expenditures and the costs of keeping drivers during slow seasons. We conduct our logistic operations through four wholly owned subsidiaries, namely Shenzhen Xin Kuai Jie Transportation Co., Ltd (“XKJ”), Shenzhen Hua Peng Fa Logistic Co., Ltd (“HPF”), Shenzhen Yingxi Peng Fa Logistic Co., Ltd (“PF”) and Shenzhen Yingxi Tongda Logistic Co., Ltd (“TD”), which are located in the Guangdong province, China. In November 2020, the Company disposed of HPF to a third party at fair value, which was also its carrying value as of November 30, 2020.

The business operations, customers and suppliers of DT and HPF were retained by the Company; therefore, the disposition of the two subsidiaries did not qualify as discontinued operations.

Our property management and subleasing business provides shops subleasing and property management services for garment wholesalers and retailers in garment market. We conduct our property management and subleasing operation through a wholly owned subsidiary, namely Dongguan Yingxi Daying Commercial Co., Ltd. (“DY”), which is located in the Guangdong province, China.

Our epidemic prevention supplies business consists of manufacturing and distribution of epidemic prevention products and resale of epidemic prevention supplies purchased from third parties in both domestic and overseas markets. We conduct our manufacturing of the epidemic prevention products in Dongguan Yushang Clothing Co., Ltd (“YS”). We conduct the trading of epidemic prevention suppliers through Addentax and Shenzhen Qianhai Yingxi Industrial Chain Services Co., Ltd (“YX”), a wholly owned subsidiary of the Company, which is located in the Guangdong province in China.

Recent Developments

Initial Public Offering

On August 30, 2022, Addentax entered into an underwriting agreement with Network 1 Financial Securities, Inc., as representative of the underwriters (the “Representative”), in connection with its initial public offering (“IPO”) of 5,000,000 common stocks, at a price of $5.00 per share, before deducting underwriting discounts, commissions, and other related expenses. The shares began trading on the Nasdaq Capital Market on August 31, 2022. The Company issued Representative’s Warrant to purchase up to 500,000 common stocks at $6.50 per share, to Network 1 Financial Securities, Inc. On September 2, 2022, the Company consummated its IPO generating net proceeds of approximately $23.25 million, after deducting underwriting discounts and other related expenses.

PIPE Financing

On January 4, 2023, Addentax entered into a Securities Purchase Agreement (the “PIPE Securities Purchase Agreement”) with certain accredited investors (the “Purchasers”) and a PIPE Placement Agency Agreement with the placement agent for a private placement offering (“PIPE Offering”), pursuant to which the Company received gross proceeds of approximately $15 million , before deducting placement agent fees and other offering expenses, in consideration of (i) up to 82,186,544 shares of common stock upon the conversion of certain convertible notes held by the selling stockholders and (ii) up to 16,077,172 PIPE Warrants were issued (the “PIPE Offering”). Further, up to 700,000 Placement Agent Warrants were issued to the placement agent in connection to the PIPE Offering. The PIPE Warrants and the Placement Agent Warrants have an exercise price of $1.25 per share, and will become exercisable on the date of issuance and six months after their date of issuance, respectively, and will expire five years from their initial date of exercise. The PIPE Securities Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The PIPE Offering closed on January 4, 2023. Concurrently with the signing of the PIPE Securities Purchase Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) to file with the Securities and Exchange Commission a Registration Statement covering the resale of all of the registrable securities under the Registration Rights Agreement.

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Our Corporate Structure

HONG ZHIDA (1)
HONG ZHIWANG (2)
HUANG CHAO (3)
OTHER MINORITY SHAREHOLDERS
PUBLIC SHAREHOLDERS
ADDENTAX GROUP CORP. (Nevada)
100%
YINGXI INDUSTRIAL CHAIN GROUP CO., LTD (Republic of Seychelles)
100%
YINGXI INDUSTRIAL CHAIN INVESTMENT CO., LTD (Hong Kong)
OFFSHORE
100%
ONSHORE
QIANHAI YINGXI TEXTILE & GARMENTS CO., LTD (China)
100%
SHENZHEN QIANHAI YINGXI INDUSTRIAL CHAIN SERVICE CO., LTD (China)
100%
SHENZHEN XIN KUAI JIE TRANSPORT CO., LTD (China)
100%
DONGGUAN HENG SHENG WEI GARMENTS CO., LTD (China)
100%
SHENZHEN YINGXI PENG FA LOGISTICS CO., LTD (China)
100%
DONGGUAN YINGXI DAYING COMMERCIAL CO., LTD (China)
100%
DONGGUAN YUSHANG CLOTHING CO., LTD (China)
100%
SHANTOU YIBAIYI CLOTHING CO., LTD (China)
100%
SHENZHEN YINGXI TONGDA LOGISTICS CO., LTD (China)
100%
ZHUANG HAO JIA (DONGGUAN) DECORATION ENGINEERING CO., LTD (China)
100%
DONGGUAN AOTESI GARMENTS CO., LTD (China)
100%
DONGGUAN YUESHUN ENERGY TECHNOLOGY CO., LTD (China)

Notes:

(1)	Represents 1,507,950 Ordinary Shares held by Hong Zhida as of the date of this prospectus.

(2)	Represents 501,171 Ordinary Shares held by Hong Zhiwang as of the date of this prospectus.

(3)	Represents 25,720 Ordinary Shares held by Huang Chao as of the date of this prospectus.

For details of each stockholder’s ownership, please refer to the beneficial ownership table in the section captioned “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

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PRC Limitation on Overseas Listing and Share Issuances

Neither we nor our subsidiaries are currently required to obtain approval from Chinese authorities, including the China Securities Regulatory Commission, or CSRC, or Cybersecurity Administration Committee, or CAC, to list on U.S. exchanges or issue securities to foreign investors, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC central or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry; if we inadvertently conclude that such approvals are not required when they are, or applicable laws, regulations, or interpretations change and we are required to obtain approval in the future.

On December 24, 2021, the China Securities Regulatory Commission, or the CSRC, issued Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (the “Measures”), which were open for public comments by January 23, 2022. The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve supervisions such as foreign investment security and cyber security reviews. Companies endangering national security are among those off-limits for overseas listings. As the Administration Provisions and Measures have not yet come into effect, we are currently unaffected by them. However, it is uncertain when the Administration Provision and the Measures will take effect or if they will take effect as currently drafted.

As of the date of this prospectus, other than the response we recently received from the CSRC confirming that our offering under this prospectus does not require the examination and approval of the CSRC in accordance with the existing PRC legislation and regulations (for more details about this response from the CSRC, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC, CAC or any other PRC governmental authorities, and we believe our PRC Subsidiaries have obtained all requisite permissions and approvals from PRC governmental authorities to operate our business as currently conducted under relevant PRC laws and regulations.

Currently, each of our PRC Subsidiaries holds and maintains a business license issued by the local market supervision and administration bureau, and has received all requisite permissions and approvals in order to conduct and operate our business. Based on our understanding of the PRC laws and regulations, our PRC businesses only require business licenses issued and approved from the relevant local authorities and do not require any other permissions or approvals to operate their PRC business operations. Further, we have not relied upon an opinion of a PRC counsel in drawing such conclusion in the current registration statement for the following reasons: (i) during our IPO process which was closed on September 2, 2022, we previously engaged a local PRC counsel, Hiways Law Firm (Shenzhen), to assist with the PRC disclosures in the IPO registration statement on Form S-1 and Hiways Law Firm (Shenzhen) confirmed such conclusion; (ii) the time period between the IPO and the submission of the current registration statement on January 25, 2023 is not substantial; (iii) no material changes occurred with respect to our PRC business operations since the IPO; and (iv) the expenses of engaging Hiway Law Firm or another PRC counsel for the current registration statement will be unduly burdensome on the Company; and thus, the Company has not sought out to engage a PRC counsel to obtain an additional opinion for the current registration statement. As of the date of this prospectus, none of our PRC Subsidiaries has been denied or punished by relevant governmental authorities due to its business qualifications. In addition, we (Addentax Group Corp.) and our non-PRC subsidiaries have also received all requisite permissions and approvals in order to conduct and operate our business.

Transfers of Cash to and from our Subsidiaries

We (Addentax Group Corp.) are a Nevada holding company with no material operations of our own. We conduct substantially all of our operations through the operating companies established in the PRC, primarily Shenzhen Qianhai Yingxi Industrial Chain Service Co., Ltd. (“YX”), our wholly owned subsidiary and its subsidiaries. We are not a Chinese operating company. We are a holding company and do not directly own any substantive business operations in China and Hong Kong. As a result, although other means are available for us to obtain financing at the holding company level, Addentax’s ability to pay dividends to its stockholders and to service any debt it may incur may depend upon dividends paid by our PRC Subsidiaries. If any of our subsidiaries incurs debt on its own in the future, the instruments governing such debt may restrict its ability to pay dividends to Addentax. In addition, our PRC Subsidiaries are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.

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Current PRC regulations permit our PRC Subsidiaries to pay dividends to us through Yingxi HK, our intermediate holding subsidiary in Hong Kong, only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC Subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our PRC Subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

Cash dividends, if any, on our common stock will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas stockholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for us to pay dividends to our stockholders, we will rely on the distribution of dividends, through the WFOE, to Yingxi HK from our PRC Subsidiaries. As of the date hereof, none of our PRC Subsidiaries has distributed any dividends to Yingxi HK.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our WFOE to its immediate holding company, Yingxi HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Yingxi HK intends to apply for the tax resident certificate when WFOE plans to declare and pay dividends to Yingxi HK.

As of the date hereof, we have had no transactions that involved the transfer of cash or assets throughout our corporate structure. The PRC Subsidiaries have not transferred cash or other assets to Addentax, including by way of dividends. However, to the extent cash in the business is in the PRC/Hong Kong or is in our PRC or Hong Kong subsidiaries, there can be no assurance that the PRC government will not intervene or impose restrictions or limitations on the ability of Addentax or Addentax’s subsidiaries to transfer cash. As a result, such funds may not be available to fund operations or for other use outside of the PRC or Hong Kong. Addentax does not currently plan or anticipate transferring cash or other assets from our operations in China to any non-Chinese entity. We intend to retain most, if not all, of available funds and any future earnings after this offering to the development and growth of our business in China. As of the date hereof, no transfers, dividends, or distributions have been made to our investors. Further, our management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our departments and the operating entities. Each department or operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of our Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred nor a written policy that addresses how we will handle any limitations on cash transfers due to PRC law.

Holding Foreign Company Accountable Act

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act, or the HFCAA, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) determines that it cannot inspect or investigate completely our auditor.

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

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The PCAOB is currently unable to conduct inspections in China without the approval of Chinese government authorities. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

Our auditor, BF Borgers CPA PC, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. BF Borgers CPA PC is based in the United States and has been inspected by the PCAOB on a regular basis, with the last inspection in November and December of 2021. BF Borgers CPA PC, is not headquartered in mainland China or Hong Kong and was not identified as a firm subject to the determinations announced by the PCAOB on December 16, 2021. Should the PCAOB be unable to fully conduct inspection of our auditor’s work papers in China, it will make it difficult to evaluate the effectiveness of our auditor’s audit procedures or equity control procedures. Investors may consequently lose confidence in our reported financial information and procedures or quality of the financial statements, which would adversely affect us and our securities.

On August 26, 2022, the PCAOB announced that it had signed the “Protocol” with the CSRC and the MOF, which governs inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol released by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. On December 15, 2022, the PCAOB secures complete access to inspect, investigate audit firms based in mainland China and Hong Kong. It is possible when the PCAOB may reassess its determinations in the future, and it could determine that it is still unable to inspect or investigate completely registered public accounting firms in mainland China and Hong Kong. The Holding Foreign Companies Accountable Act and related regulations currently previously did not affect the Company as the Company’s auditor is subject to PCAOB’s inspections and investigations.

Moreover, if trading in our securities is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, an exchange may determine to delist our securities.

Furthermore, on June 22, 2021, the U.S. Senate passed AHFCAA and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to AHFCAA and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before your securities may be prohibited from trading or delisted. The delisting or the cessation of trading of our Ordinary Shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment.

On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. On December 23, 2022 the AHFCAA was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three and such act was signed into law on December 29, 2022.

Implications of Being an Emerging Growth Company

Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

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●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

We intend to take advantage of all of these reduced reporting requirements and exemptions, with the exception of the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, occurred, if we have more than US$1.235 billion in annual revenues, have more than US$700 million in market value of the common stocks held by non-affiliates, or issue more than US$1 billion in principal amount of non-convertible debt over a three-year period.

Corporate Information

Addentax Group Corp. was incorporated in the State of Nevada on October 28, 2014. We have a fiscal year-end of March 31. Our principal executive offices are located at Kingkey 100, Block A, Room 4805, Luohu District, Shenzhen City, China 518000 and our telephone number is +(86) 755 8233 0336. We maintain a website at www.addentax.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

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THE OFFERING

Common Stocks to be Offered by the Selling Stockholders:

Up to 197,227,433 of our common stocks. These 197,227,433 shares of our common stocks consist of (i) 164,373,089 PIPE Stocks; (ii) 32,154,344 PIPE Warrant Stocks; and (iii) 700,000 Placement Agent Warrant Stocks.

Common stock outstanding prior to this offering	35,454,670

Common stock outstanding immediately after this offering	229,312,103

Use of proceeds:	All common stocks offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these stocks. However, we have received and will receive proceeds from the exercise of the PIPE Warrants and the Placement Agent Warrants if they are exercised for cash. We intend to use those proceeds, if any, for general working corporate purposes. See “Use of Proceeds” beginning on page 17 of this prospectus for additional information.

Nasdaq Capital Market Symbol:	Our common stocks are listed on The Nasdaq Capital Market under the symbol “ATXG.”

Risk factors:	Investing in our common stocks involves significant risks. See “Risk Factors” beginning on page 11 of this prospectus and the documents incorporated by reference in this prospectus.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

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RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and in the documents we incorporate by reference herein, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, before making a decision about investing in our securities. The risks and uncertainties discussed below and in the documents incorporated by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stocks could decline and you could lose part or all of your investment.

General Risks Associated with Business Operations in China

The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations and/or the value of our securities. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. For example, the PRC has proposed new rules that would require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that would significantly tighten oversight over China based internet giants. The Cybersecurity Review Measures that took effect from February 15, 2022 stipulates that an internet platform operator who possesses more than 1 million users’ personal information must report to the Office of Cybersecurity Review for a cybersecurity review when seeking listings in other nations.

On April 2, 2022, the CSRC released the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), which provide that a domestic company that seeks to offer and list its securities in a overseas market shall strictly abide by applicable PRC laws and regulations, enhance legal awareness of keeping state secrets and strengthening archives administration, institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations. In the event that the above proposed provisions and rules are enacted, the relevant filing procedures of the CSRC and other governmental authorities may be required in connection with this offering. On July 7, 2022, CAC promulgated the Measures for the Security Assessment of Data Cross-border Transfer, effective on September 1, 2022, which requires the data processors to apply for data cross-border security assessment coordinated by the CAC under the following circumstances: (i) any data processor transfers important data to overseas; (ii) any critical information infrastructure operator or data processor who processes personal information of over 1 million people provides personal information to overseas; (iii) any data processor who provides personal information to overseas and has already provided personal information of more than 100,000 people or sensitive personal information of more than 10,000 people to overseas since January 1st of the previous year; and (iv) other circumstances under which the data cross-border transfer security assessment is required as prescribed by the CAC.

Since the majority of our operations are located in the PRC, our business may be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. As of the date of this prospectus, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or list and trade on a U.S. or other foreign exchange. Further, based on our understanding of the PRC laws and regulations, we are not be subject to the cybersecurity review by the CAC for this offering, given that: (i) our products and services are offered not directly to individual users but through our institutional customers; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. However, there remains uncertainty as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. Any non-compliance could result in penalties or other significant legal liabilities.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations. Any future action by the PRC government and companies whose foreign securities offerings are subject to review by the CSRC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Our independent registered public accounting firm’s audit documentation related to their audit reports included in this prospectus include audit documentation located in the PRC. Our Common Stocks may be delisted or prohibited from being traded over-the-counter under the HFCAA if the PCAOB is unable to inspect our audit documentation located in mainland China and, as such, you may be deprived of the benefits of such inspection which could result in limitations or restrictions to our access to the U.S. capital markets. The delisting or the cessation of trading of our Common Stocks, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment.

Our independent registered public accounting firm issued an audit opinion on the financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022. As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB.

Our auditor is headquartered in Lakewood, Colorado, and has been inspected by the PCAOB on a regular basis with the last inspection in November and December of 2021. However, recent developments with respect to audits of PRC and Hong Kong based companies, such as us, create uncertainty about the ability of our auditor to fully cooperate with the PCAOB’s request for audit workpapers without the approval of the Chinese authorities. As a result, our investors may be deprived of the benefits of PCAOB’s oversight of our auditors through such inspections.

Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The PCAOB is currently able to conduct inspections of audit firms located in mainland China and Hong Kong and conduct inspections of U.S. audit firms where audit work papers are located in mainland China. The audit workpapers for our PRC operations are located in the PRC.

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In addition, as part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of Congress that would require the SEC to maintain a list of issuers for which the PCAOB is not able to inspect or investigate an auditor report issued by a foreign public accounting firm. The Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (EQUITABLE) Act prescribes increased disclosure requirements for such issuers and, beginning in 2025, the delisting from national securities exchanges such as Nasdaq of issuers included for three consecutive years on the SEC’s list. On May 20, 2020, the U.S. Senate passed S. 945, the HFCAA. The HFCAA was approved by the U.S. House of Representatives on December 2, 2020. On December 18, 2020, the former U.S. president signed into law the HFCAA. In essence, the HFCAA requires the SEC to prohibit foreign companies from listing securities on U.S. securities exchanges if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. The enactment of the HFCAA and any additional rulemaking efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of our securities could be adversely affected, and we could be delisted if it is unable to cure the situation to meet the PCAOB inspection requirement in time. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before your securities may be prohibited from trading or delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by mainland China and Hong Kong authorities in those jurisdictions, and identifies the registered public accounting firms in mainland China and Hong Kong that are subject to such determinations. The PCAOB has made such designations as mandated under the HFCAA. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future. The auditor of the Company, Marcum Asia CPAs LLP, is not among the auditor firms listed on the determination list issued by the PCAOB, which notes all of the auditor firms that the PCAOB is not able to inspect.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

Should the PCAOB be unable to fully conduct inspections of our auditors’ work papers in the PRC, it will make it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures and you may be deprived of the benefits of such inspection, which could result in limitation or restriction to our access to the U.S. capital markets, and our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCAA. Investors may consequently lose confidence in our reported financial information and procedures and the quality of our financial statements, which would adversely affect us.

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To the extent cash in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash.

Relevant PRC laws and regulations permit the companies in the PRC to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, each of the companies in the PRC are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. The companies in the PRC are also required to further set aside a portion of their after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at their discretion. These reserves are not distributable as cash dividends. In order for us to pay dividends to our stockholders, we will rely on the distribution of dividends, through the WFOE, to Yingxi HK from our PRC Subsidiaries.

Our cash dividends, if any, will be paid in U.S. dollars. If we are considered a tax resident enterprise of the PRC for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. See “Risk Factors – General Risks Associated with Business Operation in China - We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022.

The PRC government also imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The majority of our income is received in RMB  and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE as long as certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.

As a result of the above, to the extent cash in the business is in the PRC or a PRC entity, such funds or assets may not be available to fund operations or for other use outside of the PRC, due to interventions in or the imposition of restrictions and limitations on the ability of us, or our subsidiaries by the PRC government to transfer cash.

Risks Related to This Offering and our Common Stock

The issuances of our Common Stock to the Selling Stockholders or the Placement Agent upon conversion of Warrants or exercise of the Notes, as the case may be, will cause dilution to our existing stockholders, and the sale of the shares of Common Stock acquired by the Selling Stockholders or the Placement Agent, or the perception that such sales may occur, could cause the price of our Common Stock to fall.

Depending on market liquidity at the time, issuances and any subsequent sales of our Common Stock may cause the trading price of our Common Stock to fall.

The 197,227,433 shares of our common stock being registered for resale by the selling stockholders consist of:

●	Up to 164,373,089 PIPE Stocks, consisting of (i) 82,186,544 shares of common stock issuable upon the conversion of our Notes issued to the selling stockholders pursuant to the PIPE Securities Purchase Agreement, and (ii) 82,186,544 additional shares of common stock that we are required to register pursuant to a registration rights agreement between us and certain selling stockholders obligating us to register 200% of the maximum number of shares of common stock issuable upon conversion of the Notes;
●	Up to 32,154,344 PIPE Warrant Stocks, consisting of (i) 16,077,172 shares of our common stock issued or issuable upon the exercise of the PIPE Warrants, and (ii) 16,077,172 additional shares of common stock that we are required to register pursuant to a registration rights agreement between us and certain selling stockholders obligating us to register 200% of the maximum number of shares of common stock issuable upon exercise of the PIPE Warrant Stocks; and
●	Up to 700,000 Placement Agent Warrant Stocks issued or issuable upon the exercise of the Placement Agent Warrants that were issued to the placement agent pursuant to the PIPE Placement Agency Agreement.

If and when the selling stockholders or placement agent convert and/or exercise their warrants or Notes, as the case may be, after the selling stockholders or the placement agents has acquired the shares, the selling stockholders or the placement agent may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, issuances to the selling stockholders or the placement agent upon exercise of their warrants or conversion of the Notes could result in substantial dilution to the interests of other holders of our Common Stock. Even though the current trading price is significantly below our IPO price, the selling shareholders or the placement agent may have an incentive to sell because they will still profit because of the lower price that they acquired their shares than the retail investors. Additionally, the issuance of a substantial number of shares of our Common Stock to the selling stockholders or the placement agent, or the anticipation of such issuances, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

You may experience future dilution as a result of future equity offerings and other issuances of our securities.

In order to raise additional capital, we may in the future offer additional common stocks or other securities convertible into or exchangeable for our common stocks at prices that may not be the same as the price per share paid by the investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional common stocks or securities convertible into common stocks in future transactions may be higher or lower than the price per share paid to the selling stockholders. Our stockholders will incur dilution upon exercise of any outstanding stock options, warrants or other convertible securities or upon the issuance of common stocks under our share incentive programs.

We expect to require additional capital in the future in order to develop our business operations. If we do not obtain any such additional financing, it may be difficult to effectively realize our long-term strategic goals and objectives.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities.

The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

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Future sales of substantial amounts of the shares of common stock by existing stockholders could adversely affect the price of our common stock.

If we or our existing stockholders, our directors or their affiliates or certain of our executive officers, sell a substantial number of our common stocks in the public market, including the Resale Shares once issuable upon exercise of the PIPE Warrants and the Placement Agent Warrants, the market price of our common stocks could decrease significantly. The perception in the public market that we or our stockholders might sell our common stocks could also depress the market price of our common stocks and could impair our future ability to obtain capital, especially through an offering of equity securities.

The market price of our common stocks may be subject to fluctuation and you could lose all or part of your investment.

Our common stocks were first offered publicly in our IPO in August 2022 at a price of $5.00 per share, and our common stocks have subsequently traded as high as $656.54 per share and as low as $0.975 per share through March 1, 2023. The market price of our common stocks on the Nasdaq Capital Market may fluctuate as a result of a number of factors, some of which are beyond our control, including, but not limited to:

●	variations in our actual and perceived operating results;

●	news regarding gains or losses of customers or partners by us or our competitors;

●	news regarding gains or losses of key personnel by us or our competitors;

●	announcements of competitive developments, acquisitions or strategic alliances in our industry by us or our competitors;

●	changes in earnings estimates or buy/sell recommendations by financial analysts;

●	potential litigation;

●	the imposition of fines or penalties related to our activities in the PRC and failure to comply with applicable rules and regulations;

●	general market conditions or other developments affecting us or our industry; and

●	the operating and stock price performance of other companies, other industries and other events or factors beyond our control.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our common stocks and result in substantial losses being incurred by our investors. In the past, following periods of market volatility, public company stockholders have often instituted securities class action litigation. If we were involved in securities litigation, it could impose a substantial cost upon us and divert the resources and attention of our management from our business .

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PRIVATE PLACEMENT OF NOTES AND WARRANTS

On January 4, 2023, the Company entered into the PIPE Securities Purchase Agreement with the Purchasers, pursuant to which the Company received net proceeds of $15,000,000 in consideration of the issuance of:

●	Notes in the aggregate original principal amount of $16,666,666.66;
●	PIPE Warrants to purchase up to 16,077,172 shares of our common stock of the Company until on or prior to 11:59 p.m. (New York time) on the five year anniversary of the closing date at an exercise price of $1.25 per share.

The transactions contemplated under the PIPE Securities Purchase Agreement closed on January 4, 2023. The Company intends to use the proceeds from the issuance of the Notes and the PIPE Warrants for general corporate purposes.

The Notes bear interest at an interest rate of 5% per annum payable on each installment date commencing on the original date of issuance. If an Event of Default (as defined in the Notes) has occurred and is continuing, interest would accrue at the rate of 18% per annum, compounding monthly. The Notes are convertible into shares of our common stock, beginning after the original date of issuance at an initial conversion price of $1.25 per share. The conversion price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of shares of our common stock, or securities convertible, exercisable or exchangeable for, shares of our common stock at a price below the then-applicable conversion price (subject to certain exceptions).

The PIPE Warrants contain provisions permitting cashless exercise subject to certain conditions.

The Notes and the PIPE Warrants contain conversion limitations providing that a holder thereof may not convert the Notes or exercise the PIPE Warrants to the extent (but only to the extent) that, if after giving effect to such conversion or exercise, the holder or any of its affiliates would beneficially own in excess of 4.99% the common stocks immediately after giving effect to such conversion or exercise. A holder may increase or decrease its beneficial ownership limitation upon notice to the Company provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice.

The Company has also entered into the Registration Rights Agreement to file with the SEC a Registration Statement covering the resale of all of the registrable securities under the Registration Rights Agreement.

The Notes will rank senior to all outstanding and future indebtedness of the Company and its Subsidiaries (as defined in the PIPE Securities Purchase Agreement), and will be secured by a first priority perfected security interest in all of the existing and future assets of the Company and each Subsidiary Guarantor (as defined in the Security and Pledge Agreement), as evidenced by (i) a security and pledge agreement to be entered into at closing (the “Security and Pledge Agreement”), (ii) account control agreements to be entered into at closing with respect to certain accounts described in the Note and the Security and Pledge Agreement, and (iii) a guaranty to be executed by certain subsidiaries of the Company (the “Guaranty”) pursuant to which each of them will guaranty the obligations of the Company under the Notes and the other transaction documents (as defined in the PIPE Securities Purchase Agreement).

Pursuant to the PIPE Securities Purchase Agreement, the Company agreed to seek the approval of its stockholders for the issuance of all shares of our common stock issuable upon conversion of the Notes, in compliance with the rules of the Nasdaq Capital Market (the “Stockholder Approval”). It is a condition to the closing that the Company enter into voting agreements with certain significant stockholders of the Company (each, a “Stockholder”), pursuant to which each Stockholder will agree, with respect to all of the voting securities of the Company that such Stockholder beneficially owns as of the date thereof or thereafter, to vote in favor of the Stockholder Approval.

Pursuant to an placement agency agreement dated January 4, 2023 between the Company and Univest Securities LLC (the “Placement Agent”), the Company engaged the Placement Agent to act as the Company’s placement agent in connection with the PIPE Securities Purchase Agreement and agreed to pay the Placement Agent (i) a cash fee equal to 7% of the gross proceeds raised by the Company from the sale of the securities at the closing of the offering to the Purchasers; (ii) an out-of-pocket expenses, including the reasonable fees and expenses of Placement Agent’s counsel and due diligence analysis; and (iii) the Placement Agent Warrant to purchase 5% of the aggregate number of conversion shares under the PIPE Securities Purchase Agreement. The Placement Agent Warrants contain provisions permitting cashless exercise subject to certain conditions and registration rights to file with the SEC a Registration Statement covering the resale of all of the Placement Agent Warrant shares.

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ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of Nevada on October 28, 2014. As a holding company with no material operations of our own, we conduct substantially all of our operations through our operating companies established in the PRC.

Hong Zhida, our Chief Executive Officer, President and Director, Hong Zhiwang, our Director, Huang Chao, our Chief Financial Officer, and Yu Jiaxin, our Independent Director, reside in China and are Chinese citizens . Jiangping (Gary) Xiao and Alex P. Hamilton, our Independent Directors, reside in the United States and is a United States citizen.  The majority of our directors’ and officers’ residence in China makes it difficult to enforce any judgments obtained from foreign courts against such persons compared to other non-U.S. jurisdictions.

Most of our assets are located in China, and substantially all of our assets are located outside of the United States. In addition, a majority of our directors and officers reside within China for a significant portion of the time and are PRC nationals. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for investors to bring an action against us or against these individuals in the United States in the event that investors believe that their rights have been infringed under the U.S. federal securities laws or otherwise. Even if investors are successful in bringing an action of this kind, the laws of the U.S. and of China may render them unable to enforce a judgment against our assets or the assets of our directors and officers.

Hong Kong

There is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. However, under common law, a foreign judgment (including one from federal or state court in the United States) obtained against the Company may generally be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the parties. In a common law action for enforcement of a foreign judgment, the judgment creditor has to prove that (i) the judgment is in personam; (ii) the judgment is in the nature of a monetary award; (iii) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (iv) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgment at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the foreign judgment as proof of the debt.

PRC

There is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between the PRC and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our Shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

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USE OF PROCEEDS

All common stocks offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we have received and we may receive proceeds from the exercise of the PIPE Warrants and the Placement Agent Warrants, if and when exercised, to the extent that they are exercised for cash. The PIPE Warrants and the Placement Agent Warrants, however, are also exercisable on a cashless basis under certain circumstances. For the purposes of this registration statement, we have assumed the full exercise for cash of the PIPE Warrants and the Placement Agent Warrants, in which case the net proceeds of such exercise will be approximately $15 million prior to the payment of the Placement Agent fee. We intend to use those proceeds, if any, for general corporate purposes.

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DESCRIPTION OF CAPITAL STOCK

General

We have authorized capital stock consisting of 50,000,000 shares of common stock, $0.001 par value per share.

As of the date of this prospectus, we have 35,454,670  shares of our common stock outstanding.

Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of the Company, and after payment to our creditors and preferred stockholders, if any, our assets will be divided pro rata on a share-for-share basis among the holders of our common stock. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights.

The presence of the persons entitled to vote a majority of the outstanding voting shares on a matter before the stockholders constitute the quorum necessary for the consideration of the matter at a stockholders’ meeting.

Except as otherwise required by law, the Articles of Incorporation, or any certificate of designations, (i) at all meetings of stockholders for the election of directors, a plurality of votes cast are sufficient to elect such directors; (ii) any other action taken by stockholders are be valid and binding upon the Company if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, at a meeting at which a quorum is present, except that adoption, amendment or repeal of the Bylaws by stockholders requires the vote of a majority of the shares entitled to vote; and (iii) broker non-votes and abstentions are considered for purposes of establishing a quorum but not considered as votes cast for or against a proposal or director nominee. Each stockholder has one vote for every share of stock having voting rights registered in his or her name, except as otherwise provided in any preferred stock designation setting forth the right of preferred stock stockholders.

The common stock does not have cumulative voting rights, which means that the holders of 51% of the common stock voting for election of directors can elect 100% of our directors if they choose to do so.

Listing

Our common stocks are listing on the Nasdaq Capital Market under the symbol “ATXG”.

Transfer Agent

The transfer agent for the common stock is Transfer Online, Inc. The transfer agent’s address is 512 SE Salmon St., Portland, OR 97214, and its telephone number is +1 (503) 227-2950.

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SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge or other non-sale related transfer.

The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the Notes and exercise of the PIPE Warrants and the Placement Agent Warrants. For additional information regarding the issuance of the Notes, the PIPE Warrants and the Placement Agent Warrants, see “Private Placement of Notes and Warrants” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the Notes and the PIPE Warrants issued pursuant to the PIPE Securities Purchase Agreement, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock, Notes, PIPE Warrants, and Placement Agent Warrants as of January 4, 2023 assuming conversion of the Notes and exercise of the PIPE Warrants and Placement Agent Warrants held by each such selling stockholder on that date but taking account of any limitations on conversion and exercise set forth therein.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on (i) conversion of the Notes set forth therein or (ii) exercise of the PIPE Warrants and Placement Agent Warrants set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the Notes, PIPE Warrants and the Placement Agent Warrants, this prospectus generally covers the resale of the sum of (i) 200% of the maximum number of shares of common stock issued or issuable pursuant to the Notes, including payment of interest on the notes through July 4, 2024), (ii) 200% of the maximum number of shares of common stock issued or issuable upon exercise of the PIPE Warrants, and (iii) ) 100% of the maximum number of shares of common stock issued or issuable upon exercise of the Placement Agent Warrants, in each case, determined as if the outstanding Notes (including interest on the notes through July 4, 2024), PIPE Warrants and Placement Agent Warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the floor price or exercise price (as the case may be) calculated as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price and alternate conversion price of the Notes and the exercise price of the PIPE Warrants and the Placement Agent Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Notes, the PIPE Warrants and the Placement Agent Warrants, a selling stockholder may not convert the Notes or exercise the PIPE Warrants and Placement Agent Warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% of the outstanding shares of the Company (the “Maximum Percentage”). The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering(4)(5)			Maximum Number of Shares to be Sold		Number of Shares Owned after Offering
	Number		Percent			Number		Percent
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (1)	1,685,000	(6)	4.99%	98,263,716	(7)	0	(8)	0%
HB Fund LLC (2)	1,685,000	(6)	4.99%	98,263,716	(7)	0	(8)	0%
Univest Securities LLC (3)	700,000		4.99%	700,000		0		0%

(1)	Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880.
(2)	Hudson Bay Capital Management LP, the investment manager of HB Fund LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of HB Fund LLC and Sander Gerber disclaims beneficial ownership over these securities.
(3)	The Placement Agent.

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(4)	All of the Notes and the PIPE Warrants that are convertible or exercisable for shares of common stock offered hereby contain certain beneficial ownership limitations, which provide that (i) a holder of the Notes will not have the right to exercise any portion of its notes if the holder, together with its Attribution Parties (as defined in the form of the Notes), would beneficially own in excess of the Maximum Percentage immediately after giving effect to such conversion, provided that upon at least 61 days prior notice to us, a holder may increase or decrease such limitation up to a maximum of 9.99% of the number of common stocks outstanding; and that (ii) a holder of the PIPE Warrants will not have the right to exercise any portion of its warrants if the holder, together with its Attribution Parties (as defined in the form of the PIPE Warrants) would beneficially own in excess of the Maximum Percentage immediately after giving effect to such exercise.
(5)	Applicable percentage ownership is based on 35,454,670 shares of our common stock outstanding as of February 17, 2023, and based on 229,312,103 shares of our common stock outstanding after the offering.
(6)	This column lists the number of shares of our common stock beneficially owned by this selling stockholder as of February 17, 2023 after giving effect to the Maximum Percentage (as defined in the paragraph above). Without regard to the Maximum Percentage, as of February 17, 2023, this selling stockholder would beneficially own an aggregate of 49,131,858 shares of our common stock, consisting of (i) up to 41,093,272 shares of our common stock (including up to 1,685,000 shares of our common stock that may be pre-delivered to this selling stockholder) underlying the outstanding Note held by this selling stockholder, convertible at the Floor Price of $0.218 per share, all of which shares are being registered for resale under this prospectus, and (ii) up to 8,038,586 shares underlying the PIPE Warrant held by this selling stockholder, currently exercisable at an exercise price of $1.25, all of which are being registered for resale under this prospectus.
(7)	For the purposes of the calculations of our common stock to be sold pursuant to the prospectus we are assuming (i) an event of default under the Note has not occurred, and the issuance of 200% of the shares of our common stock underlying the Note, including payment of 5% interest on the Note through July 4, 2024, converted in full at the Floor Price of $0.218 per share without regard to any limitations set forth therein, and (ii) the issuance of 200% of the shares of our common stock underlying the PIPE Warrant, exercised in full at an exercise price of $1.25 without regard to any limitations set forth therein.
(8)	Represents the amount of shares that will be held by this selling stockholder after completion of this offering based on the assumptions that (a) all commons stock underlying the Notes and PIPE Warrants registered for sale by the registration statement of which this prospectus is part of will be sold, and (b) no other shares of common stock are acquired or sold by this selling stockholder prior to completion of this offering. However, this selling shareholder is not obligated to sell all or any portion of the shares of our common stock offered pursuant to this prospectus.

Certain Relationships and Related Party Transactions

On January 4, 2023, we entered into the PIPE Securities Purchase Agreement, with the selling stockholders, pursuant to which we issued and sold to the selling stockholders up to 82,186,544 shares of our common stock upon the conversion of certain convertible notes held by the selling stockholders and up to 16,077,172 PIPE Warrants were issued (the “PIPE Offering”). Further, up to 700,000 Placement Agent Warrants were issued to the placement agent in connection to the PIPE Offering pursuant to the PIPE Placement Agency Agreement. The PIPE Warrants and the Placement Agent Warrants have an exercise price of $1.25 per share, pursuant to which the Company received gross proceeds of approximately $15 million, before deducting placement agent fees and other offering expenses. The PIPE Offering closed on January 4, 2023.

Under the terms of the Registration Rights Agreement and the PIPE Placement Agency Agreement, we agreed to file this registration statement with respect to the registration of the resale by the selling stockholders of the common stock underlying the Notes, PIPE Warrants, and PIPE Placement Agency Warrants, as applicable, as of the 30th calendar day after the closing date of the PIPE Securities Purchase Agreement. We agreed to use best efforts to have this registration statement declared effective as soon as practicable, but in no event later than the earlier of (A) the 180th calendar day after the closing date of the PIPE Securities Purchase Agreement, or (B) 2nd business day after the date we are notified by the U.S. Securities Exchange Commission that this registration statement will not be reviewed or will not be subject to further review. We agreed to use best efforts to keep this registration statement effective until the date on which all of the Securities sold in the PIPE Offering are sold by the selling stockholders. We are registering the shares to be sold by the selling stockholders under the registration statement of which this prospectus is a part to satisfy our obligation under the PIPE Securities Purchase Agreement and the PIPE Placement Agency Agreement.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the Notes and exercise of the Pipe Warrants and the Placement Agent Warrants to permit the resale of these shares of common stock by the holders of the Notes, Pipe Warrants and Placement Agent Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock, although we will receive the exercise price of any Pipe Warrants and Placement Agent Warrants not exercised by the selling stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Each Selling Stockholder (for the purposes of this section, the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

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The selling stockholders may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $211,914 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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LEGAL MATTERS

The validity of the shares of our common stock offered hereby has been passed upon for us by Loeb & Loeb LLP, New York, New York.

EXPERTS

BF Borgers CPA PC, independent registered public accounting firm, has audited our financial statements as of and for the years ended March 31, 2022 and 2021 as set forth in their report.

The registered business address of BF Borgers CPA PC is 5400 W Cedar Ave, Lakewood, CO 80226, United States.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein, reports on Form 8-K we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC on June 23, 2022;

●	our Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30, 2022, filed with the SEC on August 15, 2022 and November 14, 2022;

●	our Current Report on Form 8-K, furnished to the SEC on September 2, 2022 (including the information contained in Exhibit 99.1 and 99.2 thereto); and

●	the description of our common stocks contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on August 11, 2022.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Addentax Group Corp.

Kingkey 100, Block A, Room 4805

Luohu District, Shenzhen City, China 518000

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing us at Addentax Group Corp., Kingkey 100, Block A, Room 4805, Luohu District, Shenzhen City, China 518000.

We are subject to the information reporting requirements of the Exchange Act, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection and copying at the public reference room and web site of the SEC referred to above. We also maintain a website at www.addentax.com, at which, following the closing of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website incorporated by reference in, and is not part of, this prospectus.

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ADDENTAX GROUP CORP.

97,052,402 Shares of Common Stock

PROSPECTUS

The date of this prospectus is March 21, 2023